SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of Report (Date of earliest event reported) February 20, 2006
S&T Bancorp, Inc. ____________________________________________________________ (Exact Name of Registrant as Specified in its Charter)
Pennsylvania _________________ (State or Other Jurisdiction of Incorporation)	0-12508 _________________ (Commission File Number)	25-1434426 _________________ (IRS Employer Identification No.)

43 South Ninth Street, Indiana, PA __________________________________________ (Address of Principal Executive Offices)	15701 ___________________ Zip Code

Registrant's telephone number, including area code	(800) 325-2265 ___________________

Item 5.02 (c)- Departure of Directors or Principal Officers, Election of Directors; Appointment of Principal Officers

James C. Miller, chairman and chief executive officer of S&T Bancorp, Inc, announced today that James V. Milano was appointed a Director of S&T Bancorp, Inc. and S&T Bank at its regular Board of Directors meeting on February 20, 2006. Mr. Milano received a Bachelor of Science degree in business administration from Duquesne University and a Master of Science degree in Taxation from Robert Morris College. He is also a Certified Public Accountant and will serve as a member of the S&T Bancorp, Inc. Audit Committee.

Item 9.01 - Financial Statements and Exhibits (c) Exhibits (99) Press Release

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned thereunto duly authorized.
February 20, 2006	S&T Bancorp, Inc. /s/ Robert E. Rout Robert E. Rout Senior Executive Vice President, Chief Financial Officer and Secretary